Delaware The First State Page 1 6011565 8100 Authentication: 203263353 SR# 20241475297 Date: 04-16-24 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “TERAWULF INC.”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF APRIL, A.D. 2024, AT 3:45 O`CLOCK P.M.